Robinhood Reports Third Quarter 2021 Results

MENLO PARK, Calif. – October 26, 2021 – Robinhood Markets, Inc. (“Robinhood”) (NASDAQ: HOOD) today announced financial results for the third quarter ended September 30, 2021.

•Total net revenues increased 35% to $365 million, compared with $270 million in the third quarter of 2020.
•Transaction-based revenues increased 32% to $267 million, compared with $202 million in the third quarter of 2020.
◦Options increased 29% to $164 million, compared with $127 million in the third quarter of 2020.
◦Cryptocurrencies increased 860% to $51 million, compared to $5 million in the third quarter of 2020.
◦Equities decreased 27% to $50 million, compared with $69 million in the third quarter of 2020.
•Loss before income tax was $1.37 billion, compared with loss before income tax of $11 million in the third quarter of 2020. Share-based compensation expense totaled $1.24 billion in the third quarter of 2021 of which $1.01 billion was recognized upon our IPO.
•Net loss was $1.32 billion, or $2.06 per diluted share, compared with net loss of $11 million, or $0.05 per diluted share in the third quarter of 2020.
•Adjusted EBITDA (non-GAAP) was negative $84 million, compared with positive $59 million in the third quarter of 2020.
•Net Cumulative Funded Accounts increased 97% to 22.4 million, compared with 11.4 million in the third quarter of 2020.
•Monthly Active Users (MAU) increased 76% to 18.9 million, compared with 10.7 million in the third quarter of 2020.
•Assets Under Custody (AUC) increased 115% to $95 billion, compared with $44 billion in the third quarter of 2020.
•Average Revenues Per User (ARPU) decreased 36% to $65, compared with $102 in the third quarter of 2020.
•Crypto activity declined from record highs in the prior quarter, leading to considerably fewer new funded accounts, a slight decline in Net Cumulative Funded Accounts, and lower revenue in the third quarter of 2021 compared with the second quarter of 2021.

"This quarter was about developing more products and services for our customers, including crypto wallets," said Vlad Tenev, CEO and Co-Founder of Robinhood Markets. "More than one million people have joined our crypto wallets waitlist to date. With 24/7 live phone support, we believe that Robinhood is becoming the most trusted and intuitive platform for retail and crypto investors. And looking ahead, we're committed to delivering tax-advantaged retirement accounts to help everyone invest for the long term.”

Highlights

Robinhood Delivers on Customer Service
•Robinhood recently launched 24/7 live phone support in our app, giving customers the ability to get phone support at any time and on any topic. Robinhood is the first major crypto platform to provide 24/7 phone support.
•Robinhood's interactive triage flow can pinpoint where support is needed, connecting customers with a representative who can provide a fast and personalized resolution.

Robinhood Announces Multiple Improvements to its Crypto Platform
•Robinhood opened the waitlist for crypto wallets, one of its most heavily requested products. More than 1 million customers have signed up to date.
•Robinhood’s crypto wallets feature is designed to help make crypto more accessible for the average investor, with an intuitive user experience and low-cost, competitive pricing. The feature is being built in public, gathering critical feedback from customers, and employing new multi-factor authentication verification in-app to ensure a secure and reliable experience.

•Robinhood also launched crypto recurring investments, allowing customers to automatically buy crypto, commission-free, on a schedule of their choice. This product allows customers to build positions in their favorite cryptocurrencies over time while lowering the stress of timing the markets.

Robinhood Continues to Broaden Educational Content
•Robinhood Snacks, our digestible financial news content, is now available from directly within the Robinhood app. The Snacks newsletter is already one of the most widely consumed newsletters in the U.S. with 23.3 million unique readers in Q3. In addition, the Snacks podcast was downloaded 10.8 million times in the quarter.
•Robinhood also launched Snacks on Snapchat, making Snacks one of the first financially-oriented educational channels to ever be made available on Snapchat’s Discover tab.
•Following last quarter’s roll-out of in-app educational modules, additional tools and features have been added to the platform, helping customers better understand the market and app in ways that are contextually relevant.

Upcoming New Products and Features
•In the last week, Robinhood started rolling out its Recommendations engine, which helps customers get started by providing new customers who have yet to place their first trade a set of diversified portfolios to choose from.
•Recently, Robinhood entered the late stages of testing ACATS-In, which will allow customers to transfer their existing investments into Robinhood. The company plans to roll out this feature to customers in the months ahead.
•As part of Robinhood’s new product roadmap, the company is committed to delivering tax-advantaged accounts for retirement and while there is not a definitive timeline on this product, the company will continue to provide updates on its progress.

Robinhood Continues to Expand Opportunities for Retail Shareholder Participation
•IPO Access continues to attract issuers and engage customers. To date, Robinhood has partnered with 12 companies that have made their IPOs available to our customers. These companies come from a wide range of industries including consumer, enterprise software, healthcare, and sustainable blockchain.
•Six of these companies have crossed 30 days since their listing on the platform. In these six IPOs, our customers held over 80% of their allotted shares 30 days post-IPO, further demonstrating the platform's ability to connect issuers with a dedicated retail shareholder base.
•In Q3, seven additional issuers have joined our recently acquired Say Technologies platform to provide individual investors with access to company events like earnings calls, with 18 issuers total using the platform.
•Use cases for Say Connect continue to evolve beyond earnings call Q&A, as companies are now utilizing the Say Connect platform for Annual Shareholder Meeting Q&A and retail shareholder Q&A forums.

Financial Outlook

Our business is affected by many factors, including seasonality, general market conditions (including volatility) and retail trading behavior as well as significant, unanticipated market events. For the three months ending December 31, 2021, we anticipate that many of the factors that impacted our third quarter results, such as seasonal headwinds and lower retail trading activity, may persist. In the absence of any changes to the market environment or exogenous events, we believe this may result in quarterly revenues no greater than $325 million and full year revenue of less than $1.8 billion. Additionally, we expect new funded accounts for the fourth quarter will be roughly in line with the 660,000 opened in the third quarter of 2021.

For operating expenses, we will continue to invest in key areas to enhance platform capabilities, drive product innovation and improve customer support, as well as building upon our regulatory and compliance functions. As of September 30, 2021, there was $2.17 billion of unrecognized share-based compensation expense that we expect to recognize over a weighted-average period of 2.56 years.

Update Regarding Resale Registration Statement on Form S-1

As previously announced, we filed a registration statement on Form S-1 (File No. 333-258474) (as amended, the “Resale S-1”) with the Securities and Exchange Commission (the “SEC”) for the benefit of certain Robinhood shareholders that received Class A common stock upon the automatic conversion of Tranche I convertible notes in connection with our IPO (the “Conversion Shares”). The Resale S-1 registers the potential resale of the 97.88 million Conversion Shares by holders of such shares and was filed pursuant to a pre-existing contractual obligation under the purchase agreement for the Tranche I convertible notes. Separately, in connection with the IPO, the Tranche I note investors agreed not to sell 50% of the Conversion Shares until the 28th day after the Resale S-1 is declared effective (the "Conversion Shares Lock-Up"), with the understanding that the other 50% is not subject to any lock-up. The SEC declared the Resale S-1 effective on October 13, 2021; however, no sales have occurred under it because we issued a customary suspension notice (the "Suspension Notice") to prevent its use pending our earnings announcement.

The Resale S-1 Suspension Notice does not prevent Tranche I note investors from selling unlocked Conversion Shares by other means. As an alternative to selling under the Resale S-1, U.S. securities law permits Conversion Shares to be sold under SEC Rule 144 in certain circumstances. Beginning on October 27, 2021, which is the 91st day after Robinhood’s IPO, the 48.94 million Conversion Shares that are currently unlocked will be eligible for sale in the public market under Rule 144.

Robinhood is cancelling the Suspension Notice effective one full trading day after this press release. As a result, those same Conversion Shares that are currently unlocked will also be eligible for sale under the Resale S-1, starting with the opening of the Nasdaq market on October 28, 2021.

The other half of the Conversion Shares (an incremental 48.94 million shares) will be released from the Conversion Shares Lock-Up and will become eligible for sale on November 10, 2021, which is the 28th day after the Resale S-1 was declared effective.

In the coming days, Robinhood expects to file two prospectuses with the SEC (which will appear as filing type 424B3) in connection with the Resale S-1. The first will be filed on or around October 27, 2021 and will supplement the Resale S-1 to include information from this earnings announcement, among other matters. The second will be filed shortly after our upcoming Quarterly Report on Form 10-Q, and will supplement the Resale S-1 to include information from the Form 10-Q. These prospectuses relate back to the Resale S-1; Robinhood itself is not selling any additional shares and these filings do not represent underwritten secondary offerings.

Update Regarding Other IPO Lock-Ups

Apart from the Conversion Shares, many of the Company’s pre-IPO shareholders are subject to lock-up agreements or market standoff agreements that limit their sale of shares of the Company’s stock during a lock-up period that expires immediately prior to December 1, 2021 (as further described under “Underwriting (Conflicts of Interest) – Lock-Up Agreements” in the Company’s final IPO prospectus filed with the SEC on July 30, 2021).

Most of those agreements (including those of our founders and chief financial officer, the parties to our Investor Rights Agreement, certain non-employee common holders, and our IPO anchor investor) provided for a partial early lock-up release on October 27, 2021 if certain market-price conditions were met during the 15 trading day period ended October 26, 2021. Those market-price conditions were not met, so those early lock-up releases will not occur. Those holders' shares will remain subject to the lock-up agreements through the close of trading on November 30, 2021.

The lock-up terms applicable to the Company’s current and former employees (other than the founders and chief financial officer) provide for a partial early lock-up release that will occur on October 27, 2021. Starting on that day, each such individual may sell up to an additional 15% of the Robinhood securities she or he held at the time of the IPO, as further described in the final IPO prospectus. We estimate these lock-up releases for current and former employees will result in an incremental 12.6 million shares becoming eligible for sale on October 27, 2021 (subject to the Company’s quarterly trading window for insiders, if applicable). Also on October 27, 2021, the Company will file a Form S-8 POS with the SEC to deregister the employee stock plan shares originally registered for resale on July 29, 2021 (SEC File No. 333-258246) that remain unsold as of October 27, 2021, because SEC Rules 701 and 144 will be available for the shares.

Webcast and Conference Call Information

Robinhood will host a conference call at 2 p.m. PT / 5 p.m. ET today, October 26, 2021. The live webcast of Robinhood's earnings conference call can be accessed at investors.robinhood.com, along with the earnings press release and accompanying slide presentation.

Following the call, a replay and transcript will also be available at the same website.

About Robinhood

Robinhood Markets is on a mission to democratize finance for all. With Robinhood, people can invest with no account minimums through Robinhood Financial, LLC, buy and sell crypto through Robinhood Crypto, LLC, and learn about investing through easy-to-understand educational content. Robinhood aims to build the most trusted and most culturally relevant money app worldwide.

"Robinhood," "Robinhood Snacks," and the Robinhood feather logo are registered trademarks of Robinhood Markets, Inc. All other names are trademarks and/or registered trademarks of their respective owners.

Contacts

Investors:
Irvin Sha
ir@robinhood.com

Press:
press@robinhood.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding the expected financial performance of Robinhood Markets, Inc. and its consolidated subsidiaries (“we,” “Robinhood,” or the “Company”) and our strategic and operational plans, including our plan to launch tax-advantaged accounts, our expectations for crypto wallets, our belief that we are becoming the most trusted and intuitive platform for retail and crypto investors, our plans for upcoming new products and features, our statements under “Financial Outlook," and our updates about the Resale S-1 suspension notice and IPO lock-ups, among others. Our forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause our actual future results, performance, or achievements to differ materially from any future results expressed or implied in this press release. Reported results should not be considered an indication of future performance. Factors that contribute to the uncertain nature of our forward-looking statements include, among others: our limited operating history; the difficulty of managing rapid growth and the risk of declining or negative growth; the fluctuations in our financial results and key metrics from quarter to quarter; our reliance on transaction-based revenue, including payment for order flow (“PFOF”), and the risk of new regulation or bans on PFOF and similar practices; the difficulty of raising additional capital (to satisfy any liquidity needs and support business growth and objectives) on reasonable terms or at all; the need to maintain capital levels required by regulators and self-regulatory organizations; the risk that we might mishandle the cash, securities, and cryptocurrencies we hold on behalf of customers, and our exposure to liability for operational errors in clearing functions; the impact of negative publicity on our brand and reputation; the risk that changes in business, economic, or political conditions, or systemic market events, might harm our business; our dependence on key employees and a skilled workforce; the difficulty of complying with an extensive and complex regulatory environment and the need to adjust our business model in response to new or modified laws and regulations; the possibility of adverse developments in pending litigation and regulatory investigations; the effects of competition; our need to innovate and invest in new products and services in order to attract and retain customers and deepen their engagement with us in order to maintain growth; our reliance on third parties to perform certain key functions and the risk that operational or technological failures could impair the availability or stability of our platform; the risk of cybersecurity incidents, theft, data breaches, and other online attacks; the difficulty of processing customer data in compliance with privacy laws; our need as a regulated financial services company to develop and maintain effective compliance and risk management infrastructures; the volatility of cryptocurrency prices and trading volumes; and the risk that substantial future sales of Class A common shares in the public market could cause the price of our stock to fall. Because some of these risks and uncertainties cannot be predicted or quantified and some are beyond our control, you should not rely on our forward-looking statements as predictions of future events. More information about potential risks and uncertainties that could affect our business and financial results is included in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 as well as our other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s web site at www.sec.gov. Moreover, we operate in a very competitive and rapidly changing environment; new risks and uncertainties may emerge from time to time, and it is not possible for us to predict all risks nor identify all uncertainties. The events and circumstances reflected in our forward-looking statements might not be achieved and actual results could differ materially from those projected in the forward-looking statements. Except as otherwise noted, all forward-looking statements are made as of the date of this press release, October 26, 2021, and are based on information and estimates available to us at this time. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by law, Robinhood assumes no obligation to update any of the statements in this press release whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this press release with the understanding that our actual future results, performance, events, and circumstances might be materially different from what we expect. All third quarter 2021 financial information in this press release is preliminary, based on our estimates and subject to completion of our financial closing procedures. Final results for the quarter, which will be reported in our Quarterly Report on Form 10-Q for the three months ended September 30, 2021, might vary from the information in this press release. In particular, until our financial statements are issued in our Quarterly Report on Form 10-Q, we might be required to recognize certain subsequent events (such as in connection with contingencies or the realization of assets) which could affect our final results.

Non-GAAP Financial Measures

Adjusted EBITDA

We collect and analyze operating and financial data to evaluate the health of our business, allocate our resources and assess our performance. In addition to total net revenues, net income (loss) and other results under GAAP, we utilize non-GAAP calculations of adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). This non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for or superior to financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation of net income (loss), which is the most directly comparable GAAP measure, to Adjusted EBITDA, is provided in the financial tables included in this release.

Adjusted EBITDA is defined as net income (loss), excluding (i) interest expenses related to credit facilities, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) share-based compensation, (v) change in fair value of convertible notes and warrant liability, (vi) significant legal and tax settlements, reserves and expenses, and (vii) other significant gains, losses, and expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses) that we believe are not indicative of our ongoing results.

The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items is unpredictable, is not driven by core results of operations and renders comparisons with prior periods and competitors less meaningful. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Moreover, Adjusted EBITDA is a key measurement used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Key Performance Metrics

In addition to the measures presented in our unaudited condensed consolidated financial statements, we use the key performance metrics described below to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions.

Net Cumulative Funded Accounts

We define Net Cumulative Funded Accounts as the total of Net Funded Accounts from inception to a stated date or period end. “Net Funded Accounts” is the total number of Funded Accounts for a stated period, excluding “churned users” and including “resurrected users” as of the end of that period. A “Funded Account” is a Robinhood account into which the account user makes an initial deposit or money transfer, of any amount, during the relevant period, which account is designed to provide a customer with access to any and all of the products offered on our platform. Users are considered “churned” if their accounts were previously Funded Accounts and their account balance (which is measured as the fair value of assets in the user’s account less the amount due from the user) drops to or below zero dollars (which negative balances typically result from Fraudulent Deposit Transactions and, less often, from margin loans) for 45 consecutive calendar days. Users are considered “resurrected” if they were considered churned users during and as of the end of the immediately preceding period, and had their account balance increase above zero (and are not considered churned users) in the current period. “Fraudulent Deposit Transactions” occur when users initiate deposits into their accounts, make unsuccessful trades on our platform using a short-term extension of credit from us, and then repatriate or reverse the deposits, resulting in a loss to us of the credited amount.

Monthly Active Users (“MAU”)

We define MAU as the number of Monthly Active Users during a specified calendar month. A “Monthly Active User” is a unique user who makes a debit card transaction, or who transitions between two different screens on a mobile device or loads a page in a web browser while logged into their account, at any point during the relevant month. A user need not satisfy these conditions on a recurring monthly basis or have a Funded Account to be included in MAU. Figures in this release reflect MAU for the last month of each period presented. We utilize MAU to measure how many customers interact with our products and services during a given month. MAU does not measure the frequency or duration of the interaction, but we consider it a useful indicator for engagement. Additionally, MAUs are positively correlated with, but are not indicative of the performance of revenue and other key performance indicators.

Assets Under Custody (“AUC”)

We define AUC as the sum of the fair value of all equities, options, cryptocurrency and cash held by users in their accounts, net of customer margin balances, as of a stated date or period end on a trade date basis. Net Deposits and net market gains drive the change in AUC in any given period. We define “Net Deposits” as all cash deposits received from customers net of reversals, customer cash withdrawals and other equity and cash amounts transferred out of our platform (including in connection with debit card transactions and account transfers out of our platform through the Automated Customer Account Transfer Service (“ACATS”)) for a stated period.

Average Revenue Per User (“ARPU”)

We define ARPU as total revenue for a given period divided by the average of Net Cumulative Funded Accounts on the last day of that period and the last day of the immediately preceding period. Figures in this release represent annualized ARPU for each three-month period presented.

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,
(in thousands, except share and per share data)	2020	2021
Assets
Current assets:
Cash and cash equivalents	$1,402,629	$6,166,705
Cash and securities segregated under federal and other regulations	4,914,660	4,468,298
Receivables from brokers, dealers and clearing organizations	124,501	124,962
Receivables from users, net	3,354,142	6,099,497
Deposits with clearing organizations	225,514	316,221
Other current assets	851,138	1,674,013
Total current assets	10,872,584	18,849,696
Property, software and equipment, net	45,834	114,666
Goodwill	—	95,564
Intangible assets, net	185	35,227
Restricted cash	7,364	23,773
Other non-current assets	62,507	198,442
Total assets	$10,988,474	$19,317,368
Liabilities, mezzanine equity and stockholders’ (deficit) equity
Current liabilities:
Accounts payable and accrued expenses	$104,649	$237,147
Payables to users	5,897,242	6,811,169
Securities loaned	1,921,118	3,129,650
Other current liabilities	893,036	1,620,452
Total current liabilities	8,816,045	11,798,418
Other non-current liabilities	48,012	134,368
Total liabilities	8,864,057	11,932,786
Commitments and contingencies
Mezzanine equity
Redeemable convertible preferred stock, $0.0001 par value. 414,033,220 shares authorized, 412,742,897 shares issued and outstanding with a liquidation preference of 2,191,086 as of December 31, 2020. No shares authorized, issued, and outstanding as of September 30, 2021.	2,179,739	—
Stockholders’ (deficit) equity:
Preferred stock, $0.0001 par value. No shares authorized, issued and outstanding as of December 31, 2020; 210,000,000 shares authorized and no shares issued and outstanding as of September 30, 2021.	—	—
Common stock, $0.0001 par value. 777,354,000 shares authorized, 229,031,546 shares issued and outstanding as of December 31, 2020; no shares authorized, issued and outstanding as of September 30, 2021.	1	—
Class A common stock, $0.0001 par value. No shares authorized, issued and outstanding as of December 31, 2020; 21,000,000,000 shares authorized, 725,229,836 shares issued and outstanding as of September 30, 2021.	—	73
Class B common stock, par value $0.0001. No shares authorized, issued and outstanding as of December 31, 2020; 700,000,000 shares authorized, 130,155,246 shares issued and outstanding as of September 30, 2021.	—	13
Class C common stock, par value $0.0001. No shares authorized, issued and outstanding as of December 31, 2020; 7,000,000,000 shares authorized, no shares issued and outstanding as of September 30, 2021.	—	—
Additional paid-in capital	134,307	10,837,381
Accumulated other comprehensive income	473	383
Accumulated deficit	(190,103)	(3,453,268)
Total stockholders’ (deficit) equity	(55,322)	7,384,582
Total liabilities, mezzanine equity and stockholders’ (deficit) equity	$10,988,474	$19,317,368

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
(in thousands, except share and per share data)	2020	2021		2020	2021
Revenues:
Transaction-based revenues	$201,807	$266,797	32%	$484,851	$1,138,403	135%
Net interest revenues	50,406	63,405	26%	114,420	193,611	69%
Other revenues	17,317	34,721	101%	42,020	120,416	187%
Total net revenues	269,530	364,923	35%	641,291	1,452,430	126%

Operating expenses(1)(2):
Brokerage and transaction	31,444	44,031	40%	80,460	122,847	53%
Technology and development	55,491	679,162	NM	133,667	952,367	612%
Operations	40,962	108,337	164%	93,239	275,966	196%
Marketing	39,088	86,893	122%	152,520	283,300	86%
General and administrative	113,494	790,060	596%	186,781	1,038,520	456%
Total operating expenses	280,479	1,708,483	509%	646,667	2,673,000	313%

Change in fair value of convertible notes and warrant liability	—	25,336	NM	—	2,045,657	NM
Other expense (income), net	45	(1,955)	NM	88	(2,104)	NM
Loss before income tax	(10,994)	(1,366,941)	NM	(5,464)	(3,264,123)	NM
Provision for (benefit from) income taxes	(333)	(50,244)	NM	115	(958)	NM
Net loss	$(10,661)	$(1,316,697)	NM	$(5,579)	$(3,263,165)	NM
Net loss attributable to common stockholders:
Basic	$(10,661)	$(1,316,697)		$(5,579)	$(3,263,165)
Diluted	$(10,661)	$(1,316,697)		$(5,579)	$(3,263,165)
Net loss per share attributable to common stockholders:
Basic	$(0.05)	$(2.06)		$(0.02)	$(8.85)
Diluted	$(0.05)	$(2.06)		$(0.02)	$(8.85)
Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	225,997,444	638,168,188		225,299,165	368,518,894
Diluted	225,997,444	638,168,188		225,299,165	368,518,894

________________
(1) The following table presents operating expenses as a percent of total net revenues:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021
Brokerage and transaction	11%	12%	12%	8%
Technology and development	21%	186%	21%	66%
Operations	15%	30%	15%	19%
Marketing	15%	24%	24%	20%
General and administrative	42%	217%	29%	72%
Total operating expenses	104%	469%	101%	185%
________________
(2)    The following table presents the share-based compensation in our unaudited condensed consolidated statements of operations for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2020	2021	2020	2021
Brokerage and transaction	$6	$6,405	$18	$6,417
Technology and development	992	502,748	3,532	504,773
Operations	5	16,410	23	16,416
Marketing	40	40,966	55	41,044
General and administrative	528	677,785	1,720	685,798
Total share-based compensation expense	$1,571	$1,244,314	$5,348	$1,254,448

The 2020 amounts exclude the effect of share-based compensation for awards with performance-based conditions because the qualifying event, such as our IPO, had not occurred and, therefore, could not be considered probable. Upon our IPO, we recognized $1.01 billion of share-based compensation.

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2020	2021	2020	2021
Operating activities:
Net loss	$(10,661)	$(1,316,697)	$(5,579)	$(3,263,165)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	2,659	7,040	6,572	15,734
Provision for credit losses	20,406	25,051	44,339	61,796
Share-based compensation	1,571	1,242,450	5,348	1,252,584
Change in fair value of convertible notes and warrant liability	—	25,336	—	2,045,657
Other	2,412	(122)	2,343	(121)
Changes in operating assets and liabilities:
Segregated securities under federal and other regulations	(4,999)	299,984	(4,999)	84,994
Receivables from brokers, dealers and clearing organizations	53,994	84,830	(62,709)	(461)
Receivables from users, net	(893,217)	(700,602)	(1,662,798)	(2,805,032)
Deposits with clearing organizations	(8,703)	(44,017)	(121,815)	(90,707)
Other current and non-current assets	(382,851)	(226,989)	(539,103)	(957,222)
Accounts payable and accrued expenses	91,150	(63,754)	109,398	118,460
Payables to users	(183,610)	(957,012)	2,729,643	913,927
Securities loaned	396,436	486,750	487,904	1,208,532
Other current and non-current liabilities	381,798	129,490	541,004	805,883
Net cash (used in) provided by operating activities	(533,615)	(1,008,262)	1,529,548	(609,141)
Investing activities:
Purchase of property, software and equipment	(5,893)	(24,022)	(17,582)	(46,107)
Capitalization of internally developed software	(1,135)	(6,842)	(5,708)	(12,619)
Acquisitions of a business, net of cash acquired	—	(119,161)	—	(119,161)
Other	—	(1,588)	—	(1,588)
Net cash used in investing activities	(7,028)	(151,613)	(23,290)	(179,475)
Financing activities:
Proceeds from issuance of common stock in connection with initial public offering, net of offering costs	—	2,057,530	—	2,057,530
Taxes paid related to net share settlement of equity awards	—	(411,772)	—	(411,772)
Proceeds from issuance of convertible notes and warrants	—	—	—	3,551,975
Draws on credit facilities	30,000	610,000	937,700	1,958,276
Repayments on credit facilities	(45,000)	(610,000)	(937,700)	(1,958,276)
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	710,053	—	1,267,350	—
Proceeds from exercise of stock options, net of repurchases	3,003	5,090	3,587	11,780
Net cash provided by financing activities	698,056	1,650,848	1,270,937	5,209,513
Effect of foreign exchange rate changes on cash and cash equivalents	194	(142)	20	(90)
Net increase in cash, cash equivalents, segregated cash and restricted cash	157,607	490,831	2,777,215	4,420,807
Cash, cash equivalents, segregated cash and restricted cash, beginning of the period	5,689,176	10,119,635	3,069,568	6,189,659
Cash, cash equivalents, segregated cash and restricted cash, end of the period	$5,846,783	$10,610,466	$5,846,783	$10,610,466
Cash and cash equivalents, end of the period	$2,023,654	$6,166,705	$2,023,654	$6,166,705
Segregated cash, end of the period	3,815,765	4,418,298	3,815,765	4,418,298
Restricted cash, end of the period	7,364	25,463	7,364	25,463
Cash, cash equivalents, segregated cash and restricted cash, end of the period	$5,846,783	$10,610,466	$5,846,783	$10,610,466
Supplemental disclosures:
Cash paid for interest	$116	$3,100	$2,698	$6,183
Cash paid for income taxes, net of refund received	$2,422	$31	$2,839	$3,159
Non-cash financing activities:
Unpaid offering costs in connection with initial public offering	$—	$5,150	$—	$5,150

Reconciliation of GAAP to Non-GAAP Results
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2020	2021	2020	2021
Net loss	$(10,661)	$(1,316,697)	$(5,579)	$(3,263,165)
Add:
Interest expenses related to credit facilities	875	6,252	3,934	14,319
Provision for (benefit from) income taxes	(333)	(50,244)	115	(958)
Depreciation and amortization	2,659	7,040	6,572	15,734
EBITDA (non-GAAP)	(7,460)	(1,353,649)	5,042	(3,234,070)
Share-based compensation	1,571	1,244,314	5,348	1,254,448
Change in fair value of convertible notes and warrant liability	—	25,336	—	2,045,657
Significant legal and tax settlements, reserves, and expenses	65,000	—	65,000	54,910
Adjusted EBITDA (non-GAAP)	$59,111	$(83,999)	$75,390	$120,945